As filed with the Securities and Exchange Commission on July 6, 2011

File No. 333-169927

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	20-8995389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o BMO Financial Corp. 111 West Monroe Street P.O. Box 755 Chicago, Illinois, USA 60690 Tel: +1 312-461-7745

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Colleen Hennessy 111 West Monroe Street P.O. Box 755 Chicago, Illinois, USA 60690 Tel: +1 312-461-7745

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not Applicable

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File No. 333-169927) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on October 13, 2010 by Marshall & Ilsley Corporation, a Wisconsin corporation (“M&I”), is being filed to deregister all unsold securities of M&I that were registered under the Registration Statement.

On July 5, 2011, pursuant to an Agreement and Plan of Merger, dated December 17, 2010, as supplemented and amended, by and among M&I, Bank of Montreal (“BMO”) and Mike Merger Sub, LLC, an indirect wholly-owned subsidiary of BMO (“Merger Sub”), M&I merged with and into Merger Sub, with Merger Sub as the surviving entity (the “Initial Merger”). Immediately thereafter, Merger Sub merged with and into Harris Financial Corp., a Delaware corporation and Merger Sub’s direct parent (“BFC”), with BFC as the surviving corporation, which was renamed “BMO Financial Corp.” pursuant to the certificate of merger (collectively with the Initial Merger, the “Mergers”).

As a result of the Mergers, BFC, as successor to M&I by virtue of the Mergers, has terminated all offerings of M&I’s securities pursuant to its registration statements, including the Registration Statement. BFC hereby removes from registration, by means of this Post-Effective Amendment, any of the registered securities that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

BMO FINANCIAL CORP. as successor by merger to Marshall & Ilsley Corporation

By:	/S/ ELLEN M. COSTELLO	July 6, 2011
Ellen M. Costello
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/S/ ELLEN M. COSTELLO Ellen M. Costello	Chief Executive Officer and President, Director (principal executive officer)	July 6, 2011

/S/ PAMELA C. PIAROWSKI Pamela C. Piarowski	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	July 6, 2011

/S/ STEPHAN E. BACHAND Stephan E. Bachand	Director	July 6, 2011

/S/ PASTORA SAN JUAN CAFFERTY Pastora San Juan Cafferty	Director	July 6, 2011

/S/ FRANK M. CLARK Frank M. Clark	Director	July 6, 2011

/S/ SUSAN T. CONGALTON Susan T. Congalton	Director	July 6, 2011

/S/ JOHN W. DANIELS John W. Daniels	Director	July 6, 2011

/S/ ARNOLD W. DONALD Arnold W. Donald	Director	July 6, 2011

/S/ WILLIAM A. DOWNE William A. Downe	Director	July 6, 2011

/S/ MARK F. FURLONG Mark F. Furlong	Director	July 6, 2011

NAME	TITLE	DATE

/S/ DAVID A. GALLOWAY David A. Galloway	Director	July 6, 2011

/S/ DAVID J. LUBAR David J. Lubar	Director	July 6, 2011

/S/ JEROME A. PERIBERE Jerome A. Peribere	Director	July 6, 2011

/S/ JOHN RAU John Rau	Director	July 6, 2011

/S/ JOHN SHIELY John Shiely	Director	July 6, 2011

/S/ MICHAEL VAN HANDEL Michael Van Handel	Director	July 6, 2011